                                                                     Exhibit 3.2


                                    BY-LAWS

                                      OF

                 PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

                  (As Amended and Restated, August __, 1996)


                                   ARTICLE I

                             Stockholders Meetings
                             ---------------------

          Section 1.  Place of Meetings.  The meetings of the stockholders shall
                      -----------------
be held at such time and at such place within or without the State of Delaware as shall be designated by the Board of Directors.

          Section 2.  Annual Meeting.  The annual meeting of stockholders shall
                      --------------
be held on such date as may be fixed by the Board of Directors, or if no such date is fixed, then on the first Monday in June in each year, or if such day is a legal holiday, then on the first day following that is not a legal holiday.

          Section 3.  Special Meetings.  Special meetings of the stockholders
                      ----------------
may be called at any time by the Chairman, the Chief Executive Officer, the President or the Board of Directors.

          Section 4.  Notice of Meetings.  Written notice stating the place, day
                      ------------------
and hour of the meeting, and in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be mailed or personally delivered not less than ten (10) nor more then sixty (60) days prior to the date of the meeting, by the Secretary, to each stockholder of record entitled to vote at such meeting. Waiver by a stockholder of notice of a stockholders meeting, signed by him or her, whether before or after the time of such meeting, or attendance at such meeting, shall be equivalent to the giving of such notice.

          Section 5.  Voting Rights.  Subject to Article VII, every holder of
                      -------------
record, as provided below, of common stock shall be entitled to vote, in person or by proxy executed in writing and delivered to the Secretary, at or before the meeting, and shall be entitled to one vote for each share of stock standing in his or her name; provided that no revocable proxy shall be voted if executed more than three years prior to the date of such meeting. Except as may otherwise be provided by the Board of Directors from time to time, only stockholders of record at the close of business on a day twenty (20) days prior to the date of a meeting shall be entitled to vote at such meeting.

          Section 6.  Quorum.  Subject to Article VII, and except as otherwise
                      ------
provided by statute or the Certificate of Incorporation, the presence, in person or by proxy, of the holders of a majority of the shares entitled to vote at a meeting shall constitute a quorum for the transaction of business. In the absence of a quorum, any meeting may be adjourned from time to time. When a quorum is present at a meeting, the vote of the holders of a majority of the shares present in person or by proxy shall decide any matter brought before such meeting unless statute or the Certificate of Incorporation requires a different vote.

                                  ARTICLE II

                                  Directors
                                  ---------

          Section 1.  Number of Directors.  The business of the Corporation
                      -------------------
shall be managed by or under the direction of a Board of Directors consisting of _______ directors, or such number of directors as the directors may from time to time by resolution direct. Each and every Director shall be a Citizen so long as there is a prohibition in the Communications Act against a corporation that holds Title 3 licenses having a non-Citizen director. Directors need not be stockholders.

          Section 2.  Tenure and Classification.  Directors shall be classified,
                      -------------------------
with respect to the duration of the term for which they severally hold office, into three classes as nearly equal in number as possible. Such classes shall originally consist of one class of _____ directors who shall be elected for a term expiring at the annual meeting of stockholders to be held in 1997, the members of which class shall be _______; a second class of _____ directors who shall be elected for a term expiring at the annual meeting of stockholders to be held in 1998, the members of which class shall be _______; and a third class of _____ directors who shall be elected for a term expiring at the annual meeting of stockholders to be held in 1999, the members of which class shall be ________. The Board of Directors shall increase or decrease the number of directors pursuant to this Article II, Section 2 in order to ensure that the three classes shall be as nearly equal in number as possible. At each annual meeting of stockholders beginning in 1997, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election.

          Section  3. Resignations.  Any director of the Corporation may resign
                      ------------
at any time by giving written notice to the Board of Directors or to the President or to the Secretary of the Corporation. The resignation of any director shall take effect at the time specified therein; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

          Section 4.  Removal of Directors.  A director may be removed only for
                      --------------------
cause, at any time by the affirmative vote of a majority in voting power at a special meeting of the stockholders called for the purpose. The vacancy in the Board of Directors caused by any such removal shall be filled by the directors in accordance with the provisions of Article II, Section 5 hereof. Cause for purposes of this Article II, Section 4 is limited to (i) a judicial determination that a director is of unsound mind, (ii) a conviction of a director of an offense punishable by imprisonment for a term of more than one year, (iii) a breach or failure by a director to perform the statutory duties of said director's office if the breach or failure constitutes self-dealing, willful misconduct or recklessness, or (iv) a failure of a director, within 60 days after notice of his or her election, to accept such office either in writing or by attending a meeting of the Board of Directors and fulfilling such other requirements of qualification as the By-Laws or Certificate of Incorporation may provide.

          Section 5.  Vacancies.  Any vacancy occurring in the Board of
                      ---------
Directors, including vacancies resulting from an increase in the number of directors, shall be filled by the affirmative vote of a majority of the remaining directors, though less than a quorum, provided that at the annual meeting of the stockholders following the election of such director, the stockholders confirm such election by vote. A director so elected shall hold office for a term expiring at the annual meeting of stockholders at which the term of the class to which he or she has been elected expires, and until such director's successor shall have been duly elected and qualifies or until his or her earlier death, resignation or removal.

          Section 6.  Meetings of the Board; Notice.  Meetings of the Board of
                      -----------------------------
Directors may be held upon the call of the Chief Executive Officer or a majority of the directors then in office by mailing a written notice of the same to each director at his or her last known post office address at least two (2) days before the meeting or by causing the same to be delivered personally or to be transmitted by telegraph, cable, wireless, telephone or verbally at least twenty-four (24) hours before the meeting to each director. Notice may be waived in writing before or after the time of such meeting, and attendance of a director at a meeting shall constitute a waiver of notice thereof.

Neither the business to be transacted at, nor the purpose of, any meeting need be specified in the notice of such meeting.

          Section 7.  Quorum and Manner of Action.  Except as otherwise provided
                      ---------------------------
by statute, the Certificate of Incorporation or these By-laws, a majority of the whole Board of Directors shall be required to constitute a quorum for the transaction of business at any meeting, and the act of a majority of the directors present and voting at any meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum, a majority of the directors present may adjourn any meeting from time to time until a quorum be had. Notice of any adjourned meeting need not be given.

          Section 8.  Written Consent in Lieu of a Meeting.  Unless otherwise
                      ------------------------------------
restricted by the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting, if all members of the Board of Directors or of such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or such committee.

          Section 9.  Compensation of Directors.  The Board of Directors shall
                      -------------------------
have the authority to fix the compensation of directors, except that in no event shall the compensation of a director who is not employed by or who is not a party to an agreement with the Corporation to perform services for the

Corporation consist of other than $500 for each meeting in which such director participates, such $500 to be paid in cash. For purposes of the preceding sentence, a meeting in which a director participates does not include any meeting of directors or any meeting of a committee of directors held as the result of adjournment of a prior meeting.

          Section 10.  Participation in Meeting by Telephone.  Members of the
                       -------------------------------------
Board of Directors or any committee designated by such Board may participate in a meeting of the Board or of a committee of the Board by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this subsection shall constitute presence in person at such meeting.


                                  ARTICLE III

                                  Committees
                                  ----------

          Section 1.  Committees of Directors.  The Board of Directors may, by
                      -----------------------
resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation of the Corporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution or amending the By-laws of the Corporation; and, unless the resolution expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required. The Board of Directors shall establish and maintain a Compensation Committee, an Audit Committee and a Stock Option Committee, whose duties and powers shall be as described herein.

          Section 2.  Compensation Committee.  The Compensation Committee will
                      ----------------------
establish remuneration levels for officers of the Corporation, review management organization and development, review significant employee benefit programs and establish and administer executive compensation programs, including bonus plans, deferred compensation plans and any other cash incentive programs, but not including stock option and other equity-based programs or stock incentive programs.

          Section 3.  Audit Committee.  The Audit Committee will recommend to
                      ---------------
the Board of Directors the independent public accountants to be selected to audit the Corporation's annual financial statements and will approve any special assignments given to such accountants. The Audit Committee will also review the planned scope of the annual audit and the independent accountants' letter of comments and management's responses thereto, possible violations of the Corporation's business ethics and conflicts of interest policies, any major accounting changes made or contemplated and the effectiveness and efficiency of the Corporation's internal audit staff.

          Section 4.  Stock Option Committee.  The Stock Option Committee will
                      ----------------------
administer the operation of the Corporation's Stock Option Plan and Director Stock Option Plan, as amended, as well as any other stock option or other equity-based program(s) or stock incentive program(s) subsequently adopted by the Corporation, and shall have the authority to grant awards under such plans to the full extent permitted by such plans.


                                  ARTICLE IV

                                   Officers
                                   --------

          Section 1.  Number of Officers.  The Board may elect a Chairman, a
                      ------------------
Chief Executive Officer, a President, a Chief Operating Officer, one or more Vice Presidents, a Secretary, a Chief Accounting Officer, a Treasurer and such other officers and assistant officers and agents as may be chosen by the Board from time to time. Any two offices may be held by one person unless statute or the Certificate of Incorporation provides otherwise. One of the officers shall have the duty to record the proceedings of the meetings of the stockholders and directors in a book to be kept for that purpose.

          Section 2.  Tenure.  Officers shall serve at the pleasure of the
                      ------
Board of Directors.

          Section 3.  Chairman.  The Chairman of the Board of Directors shall
                      --------
preside at all meetings of stockholders and directors. The Chairman shall represent the Corporation in all matters involving the Corporation's stockholders. He or she shall have the authority to execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation. The Chairman shall also perform such other duties as the Board of Directors may from time to time assign to him or her.

          Section 4.  Chief Executive Officer.  The Chief Executive officer
                      -----------------------
shall have general supervision of the affairs of the Corporation, subject to the policies and direction of the Board of Directors, and shall supervise and direct all of the officers and employees of the Corporation but may delegate in his or her discretion any of his or her powers to any officer or such other executives as he or she may designate. He or she shall have the authority to execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation. In the absence of the Chairman of the Board of Directors, or during any disability on the part of the Chairman to act, the Chief Executive Officer shall preside at all meetings of stockholders and directors, and shall perform such other duties as the Board of Directors may bestow upon him or her.

          Section 5.  President.  The President shall see that all orders and
                      ---------
resolutions of the Board of Directors are carried into effect and shall have general and active management of the business of the Corporation. He or she shall have the authority to execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation. If, for any reason, the Corporation does not have a Chairman or Chief Executive Officer, or such officers are unable to act, the President shall assume the duties of those officers as well.

          Section 6.  Chief Operating Officer.  The Chief Operating Officer
                      -----------------------
shall have supervision of the operation of the Corporation, subject to the policies and directions of the Board of Directors. He or she shall provide for the proper operation of the Corporation and oversee the internal interrelationship amongst any and all departments of the Corporation. He or she shall submit to the Chief Executive Officer, President and the Board of Directors timely reports on the operations of the Corporation.

          Section 7.  Vice President.  Each Vice President shall, in the absence
                      --------------
or disability of the President, perform the duties and exercise the powers of the President and shall perform such other duties as may be prescribed from time to time by these ByLaws or by the Board of Directors.

          Section 8.  Secretary.  Unless otherwise provided by the Board of
                      ---------
Directors, the Secretary shall attend all meetings of the stockholders and Board of Directors and shall record all the proceedings of such meetings in the minute book of the Corporation. He or she shall give proper notice of meetings of the stockholders and the Board of Directors and other notices required by law or by these By-Laws. He or she shall perform such other duties as these By-Laws or the Board of Directors may from time to time prescribe.

          Section 9.  Chief Accounting Officer.  The Chief Accounting Officer
                      ------------------------
shall be the chief accounting officer of the Corporation and shall arrange for the keeping of adequate records of all assets, liabilities and transactions of the Corporation. He or she shall provide for the establishment of internal controls and see that adequate audits are currently and regularly made. He or she shall submit to the Chief Executive Officer, President and the Board of Directors timely statements of the accounts of the corporation and the financial results of the operations thereof.

          Section 10.  Treasurer.  Unless otherwise provided by the Board of
                       ---------
Directors, the Treasurer shall keep correct and complete financial records of the Corporation and shall have custody of the corporate funds, securities, and other valuable effects of the Corporation. He or she shall deposit all monies and other valuable effects, in the name of the Corporation, in such depositories as may be designated by the Board of Directors. He or she shall furnish at meetings of the Board of Directors, or whenever requested, a statement of the financial condition of the Corporation, and shall perform all such other duties as these By-Laws or the Board of Directors may from time to time prescribe.


                                   ARTICLE V

                                Indemnification
                                ---------------

          Section 1.  Indemnification by Corporation.  The Corporation shall
                      ------------------------------
indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contenders or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

          Section 2.  Suit by or in the Right of the Corporation.  The
                      ------------------------------------------
Corporation shall indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the

Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

          Section 3.  Success on the Merits.  To the extent that a director,
                      ---------------------
officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 or 2 of this Article, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

          Section 4.  Determination That Indemnification is Proper.  Any
                      --------------------------------------------
indemnification under Sections 1 or 2 of this

Article (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in such section. Such determination shall be made:

               (a) By the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or
               (b) If such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or

               (c)  By the stockholders.

          Section 5.  Expenses.  Expenses (including attorneys' fees) incurred
                      --------
by an officer or director in defending a civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized in this Section. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

          Section 6.  Personal Liability of Director or Officer.  No director or
                      -----------------------------------------
officer of the Corporation shall be personally liable to the Corporation or to any stockholder of the Corporation for monetary damages for breach of fiduciary duty as a director or officer, provided that this provision shall not limit the liability of a director or officer (i) for any breach of the director's or the officer's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of Delaware, or (iv) for any transaction from which the director or officer derived an improper personal benefit.

          Section 7.  Non-Exclusivity of Indemnification Rights.  The
                      -----------------------------------------
indemnification and advancement of expenses provided by or granted pursuant to the other sections of this Article V shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

          Section 8.  Insurance.  The Corporation shall have the power to
                      ---------
purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the

Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this Article V.

          Section 9.  Continuance of Indemnification.  The indemnification and
                      ------------------------------
advancement of expenses provided by or granted pursuant to this Article V shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. The rights to indemnification and advancement of expenses provided by or granted pursuant to this Article V shall constitute a contract between the Corporation and each director, officer, employee or agent of the Corporation in each circumstance, and each such person shall have all rights available in law or equity to enforce such contract rights against the Corporation. Any repeal or modification of any provision of this Article V shall not adversely affect or deprive any director, officer, employee or agent of any right or protection offered by such provision prior to such repeal or modification.

          Section 10.  Definition of "the Corporation".  For purposes of this
                       -------------------------------
Article V, references to "the Corporation" shall include, in addition to the Corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Article V with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation of its separate existence had continued.

          Section 11.  Definition of "Other Enterprises".  For purposes of this
                       ---------------------------------
Article V, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this
Article V.


                                   ARTICLE VI

                                 Capital Stock
                                 -------------

          Section 1.  Certificate of Stock.  Subject to Article VII, every
                      --------------------
holder of stock in the Corporation shall be entitled to have a Domestic Share Certificate or Unrestricted Share Certificate signed by, or in the name of the Corporation by, the Chairman or Vice Chairman of the Board of Directors, or President or a Vice President and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by him in the Corporation.

          Section 2.  Transfer of Shares.  Subject to Article VII, the shares of
                      ------------------
the Corporation shall be transferable on the books of the Corporation only upon the surrender of each certificate representing the same, properly endorsed by the registered holder or by his or her duly authorized attorney, or with separate written assignment accompanying the certificates.

          Section 3.  Lost, Destroyed and Mutilated Certificates.  The holder of
                      ------------------------------------------
any stock issued by the Corporation shall immediately notify the Corporation of any loss, destruction or mutilation of the certificate therefor, or failure to receive a certificate of stock issued by the Corporation, and the Board of Directors or the Secretary of the Corporation, may, in its or his or her discretion, cause to be issued to him or her a new certificate or certificates of stock, in accordance with Article

VII of these By-Laws and upon compliance with such rules and regulations and/or procedures as may be prescribed or have been prescribed by the Board of Directors with respect to the issuance of new certificates in lieu of such lost, destroyed or mutilated certificate or certificates of stock issued by the Corporation which are not received.


                                  ARTICLE VII

                  Domestic and Unrestricted Share Certificates
                  --------------------------------------------

          Section 1. Capitalized terms herein shall have the following meanings:

          "Alien":  Means any person, corporation, joint venture, association or
           -----
other organization who or which is not a Citizen or Entity.

          "Citizen":  Means any person (not controlled by or representing any
           -------
(i) alien, (ii) foreign government, or (iii) corporation organized under the laws of a foreign country) who has obtained the status, whether through right of birth or naturalization, of citizenship of the United States and continues to possess such status as provided for under Title 8 United States Code Sections 1401 et seq. and 1421 et seq.

          "Domestic Share Certificates":  Means capital stock of the corporation
           ---------------------------
that may be transferred to only Citizens or Entities.

          "Entity":  Means any corporation, joint venture, partnership,
           ------
association or other organization organized under the laws of the United States, a state of the United States or the District of Columbia, which corporation is not controlled, directly or indirectly, by any other corporation of which any officer or more than one-fourth of the directors are aliens or of which more than one-fourth of the capital stock of such other corporation is owned of record or voted by aliens, their representatives, or by a foreign government or representative thereof, or by any corporation organized under the laws of a foreign country.

          "Permanently Unrestricted Share Certificate":  Means capital stock of
           ------------------------------------------
the corporation that may be transferred to any person, corporation, partnership, association or other organization."

          "Unrestricted Share Certificates":  Means capital stock of the
           -------------------------------
corporation that may be transferred to any person, corporation, partnership, association or other organization subject to Article VII of the By-laws concerning transfer to Citizens or Entities.

          Section 2. No Alien shall be a stockholder of record, own or hold on behalf of any Citizen, Entity or Alien, or vote or vote on behalf of any Citizen, Entity or Alien, capital stock of the corporation evidenced by Domestic Share Certificates.

          Section 3. Any transfer or attempted or purported transfer of any shares of the capital stock of the corporation evidenced by Domestic Share Certificates or any interest therein or right thereof to any Alien shall be void and shall be ineffective as against the corporation and the corporation shall not recognize the purported transferee as a stockholder of the corporation for any purpose whatsoever.

          Section 4. No director or officer of the corporation may be an Alien or be controlled by an Alien.

          Section 5. Capital stock represented by Domestic Share Certificates shall have the following legend noted conspicuously on its face:

                          "DOMESTIC SHARE CERTIFICATE"

          "The transfer of the capital stock represented by this Domestic Share Certificate is restricted by the Certi-ficate of Incorporation and By-laws of this Corporation. Such documents are available from the Corporation, without charge, for inspection. Any transfer to any person or entity other than (i) a Citizen of the United States who is free from any direct or indirect foreign control or
          (ii) a corporation or other entity free from any direct or indirect foreign control, organized or existing under the laws of the United States or a state of the United States, is in contravention of the Certificate of Incor-poration and the By-laws and is void."

          Capital stock represented by an Unrestricted Share Certificate shall have the following legend noted conspicuously on its face:

                        "UNRESTRICTED SHARE CERTIFICATE"

          "The transfer of capital stock represented by this Unrestricted Share Certificate is subject to certain provisions of the Certificate of Incorporation and By-laws of this Corporation. Such documents are available from the Corporation, without charge, for inspection. Such documents do not restrict the transfer of the capital stock of the Corporation evidenced by Unrestricted Share Certificates. However, upon transfer of the capital stock of the corporation evidenced by this Certificate to an individual or entity, who or which is not an Alien and who or which does not hold such capital stock on behalf of Aliens, the Corporation shall issue such transferee capital stock of the Corporation evidenced by Domestic Share Certificates, the sub-sequent transfer of which will be restricted by the Certificate of Incorporation and the By-laws of the Corporation."

          Section 6. At any special or annual meeting of the stockholders of the corporation, any director or officer of the corporation may by notice in writing filed at the meeting challenge the right of any holder of record of the capital stock of the corporation evidenced by Domestic Share Certificates or person voting on behalf of such recordholder to vote such shares on the ground that the shares of capital stock of the corporation evidenced by such certificates are not owned by a Citizen or Entity. In the event that said shares, the vote of which is thus challenged, together with other shares challenged at the same meeting and for the same cause, together with the total amount of shares represented by share certificates other than "Domestic Share Certificates" then issued and outstanding, amount in the aggregate to be more than twenty percent (20%) of the total shares of the corporation at the time outstanding, the meeting shall proceed to record the votes of the other stockholders not challenged and provisionally to record the votes of the challenged shares. If the result of the voting would not be changed or altered by the receipt of all the challenged votes, then such challenge shall be disregarded. If the contrary appears, the meeting shall not proceed further, but shall adjourn for a period fixed by the Chairman. The Board of Directors shall thereafter meet and promptly investigate the challenges by such method and insofar as they deem expedient, with or without according an opportunity for cross-examination, but according to the person or persons who represented the challenged shares at such stockholders' meeting an opportunity to make a statement in regard to the challenge. At the adjourned date of such meeting, the Board of Directors shall report their opinion. If they then report that the majority of those directors present taking part in their deliberation as to the challenge or challenges are of opinion that such challenges or any of them were well founded, such challenged votes as to which their opinion in favor of the challenge applies shall be rejected. Otherwise the challenges shall be deemed ineffective and the votes received. No director shall be personally liable to any stockholder for any action taken by him in the course of such investigation or because of the rejection of any challenged vote or the failure to support any challenge.

          Section 7. At any special or annual meeting of the stockholder of the corporation, any director or officer of the corporation may, by notice in writing filed at the meeting, challenge the vote of any holder of record of the capital stock of the corporation evidenced by Domestic Share Certificates or person voting on behalf of such holder of record (whether or not a Citizen and whether or not it be an Entity) on the ground that such recordholder of such person voting on the behalf of such recordholder holds or votes such shares (other than shares represented by Unrestricted Share Certificates) wholly or partly in the interest of any Alien; such challenge shall be acted on and decided by the Board of Directors in the same manner as provided in Section 6 of this Article for other challenges, and the Board may decline to receive the vote of shares so challenged.

          Section 8. The Board of Directors shall provide separate and distinct forms of proxy to be distributed in connection with each and every annual or special meeting of stockholders. Proxies delivered to the recordholder of the capital stock of the corporation evidenced by Domestic Share Certificates shall contain a representation and certification to the effect that such recordholder or the person or entity voting such capital stock is a Citizen or Entity and that such shares are not held on behalf of persons who are not Citizens or Entities and the votes cast thereby are not voted at the direction of any Alien or representative or any foreign government or representative thereof or any corporation organized under the laws of a foreign country.

          Section 9. In the event that a holder of record of the capital stock of the corporation evidenced by Domestic Share Certificates (a) does not furnish the corporation with the identity of each person or entity on whose behalf he or it holds such shares of the capital stock of the corporation and any interest therein or right thereof or (b) does not furnish the corporation with a representation, satisfactory to the Board of Directors of the corporation, (i) that such recordholder is not an Alien and (ii) that such recordholder does not hold such shares of the capital stock of the corporation, any interest therein or right thereof on behalf of any Alien, the Board of Directors of the corporation may presume conclusively that such shares of the capital stock of the corporation are held in contravention of the Certificate of Incorporation and the By-laws of the corporation.

          Section 10. In the event that the Board of Directors of the corporation (i) concludes, pursuant to Section 9 of the By-laws that shares of the capital stock of the corporation evidenced by Domestic Share Certificates are held in contravention of the Certificate of Incorporation and the By-laws of the corporation or (ii) otherwise determine that such shares of capital stock of the corporation are held in contravention of the Certificate of Incorporation and By-laws of the corporation, the Board of Directors shall so notify the recordholder of such shares in writing and the Board of Directors shall take the following actions, which shall be binding upon the recordholder of such shares:

               (a) The Board of Directors may demand that, within sixty (60) days of the date of such notice, such recordholder shall sell such shares of the capital stock of the corporation to a Citizen or Entity, who or which has provided satisfactory identification and satisfactory representation to the Board of Directors of the corporation. Solely for purposes of this Section 10(a), such transfer shall be effected as if such transferor had been a valid recordholder of such shares of capital stock of the corporation and the transferee Citizen or Entity shall be entitled to be listed on the stock ledger books of the corporation as a recordholder of shares of the capital stock of the corporation evidenced by Domestic Share Certificates.

               (b) If, upon the demand of the Board of Directors of the corporation, the recordholder holding shares of the capital stock of the corporation evidenced by Domestic Share Certificates in contravention of the Certificate of Incorporation and the By-Laws of the corporation has not sold such shares within sixty (60) days of such notice, the Board of Directors shall have the following options:

                    (i) The Board of Directors may, but shall not be obligated to, require the exchange of Domestic Share Certificates for Unrestricted Share Certificates (on a share-for-share basis) only to the extent that, as a result of such exchange, the percentage of issued and outstanding capital stock of the corporation evidenced by Unrestricted Share Certificates does not exceed twenty percent (20%) of all of the issued and outstanding capital stock of the corporation. For purposes of computing such percentage, it shall be assumed that all outstanding options, warrants or rights to receive or require the issuance of capital stock of the corporation evidenced by

Unrestricted Share Certificates had been exercised and such shares had been issued prior to such exchange.

                    (ii) The Board of Directors may, but shall not be obligated to, repurchase all of the shares of capital stock of the corporation evidenced by Domestic Share Certificates from such holder at a price per share equal to the average (unweighted) closing price for such shares on the New York Stock Exchange for each of the 45 trading days on which such shares of stock shall have been traded preceding the day on which notice of repurchase shall be then deemed to have been given pursuant to this section that some or all of the Domestic Share Certificates held by Aliens shall be purchased by the corporation; provided, however, that if such capital stock shall not be traded on the New York Stock Exchange, then such closing prices shall be those on any other national security exchange on which the Common Stock is listed, and, if not listed on any such exchange, the closing prices (or, if closing prices are not reported, then the average of reported bid and asked quotations) shall be those reported by any recognized national securities reporting service, and, if not traded, the repurchase price shall be determined by the Board of Directors on such basis as it shall deem reasonable.

          In the event the corporation chooses, in its absolute discretion, to exercise its right to purchase the shares of capital stock represented by Domestic Share Certificates held by an Alien pursuant to this Section 10 the corporation shall pay one-fifth of the purchase price determined in accordance with this subsection (b) of this Section 10 in cash on the date on which such shares of capital stock are to be delivered to the corporation ("Closing Date") and deliver a promissory note to evidence its obligation to pay one-fifth of the purchase price together with interest at a rate of six percent per annum (6%) on the outstanding balance on each of the next four succeeding anniversary dates of the Closing Date.

                    (iii) If and to the extent that (A) such recordholder fails to comply with the requirements of the Board of Directors pursuant to subsections (a) and (b) of this Section 7.10 or (B) the Board of Directors determines, in its absolute discretion, not to exercise its options to exchange such share certificates or repurchase such shares, any shares of the capital stock of the corporation evidenced by Domestic Share Certificates which continue to be held by or on behalf of Aliens shall be deemed void, the corporation shall not recognize the purported recordholder as a stockholder of the corporation for any purpose whatsoever and the corporation shall take all necessary and appropriate action, to the extent permitted by law, to remove such shares of capital stock from the stock records of the corporation.

          Section 11. The corporation may, to the full extent permitted by law, so long as Domestic Share Certificates are held in contravention of the Certificate of Incorporation and the By-laws of the corporation, exclude from, or withhold, the payment of dividends and/or other distributions of assets in respect of such shares.

          Section 12. Notwithstanding anything contained in these By-laws to the contrary, the affirmative vote of at least 80 percent of the Directors valid in office or at least 80 percent of the outstanding shares of stock of the corporation entitled to vote generally in the election of Directors, voting together as a single class, shall be required to alter, amend, or repeal this Article or to adopt any provision inconsistent herewith.

          Section 13. The Board of Directors of the corporation is hereby authorized and directed to make such rules and regulations and to delegate such power and authority to the Officers of the corporation as are necessary or appropriate to implement and enforce the intent of this Article and maintain accurate records of compliance herewith.

          Section 14. Any share of capital stock of the Corporation evidenced by Unrestricted Share Certificates shall be automatically converted into and exchangeable for Domestic Share Certificates when such shares of stock are transferred to Citizens or Entities.

          Section 15. Any shares of capital stock of the corporation issued to Teleglobe USA, Inc. or any of its affiliates shall be Permanently Unrestricted Share Certificates and no such shares shall at any time (whether or not owned by Teleglobe USA, Inc. or any of its affiliates) be required to bear any legend contained in this Article VII or be subject to any restriction contained in this Article VII or any similar restriction.


                                  ARTICLE VIII

                                 Miscellaneous
                                 -------------

          Section 1.  Seal.  The corporate seal shall have inscribed thereon
                      ----
the name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware". The seal may be used by causing it or a facsimile thereof to be imposed or affixed or in any manner reproduced.

          Section 2.  Fiscal Year.  The fiscal year of the Corporation shall be
                      -----------
the calendar year.


                                   ARTICLE IX

                                   Amendments
                                   ----------

          Subject to Article VII, these By-laws may be altered or repealed at any regular meeting of the stockholders or of the Board of Directors or at any special meeting of the stockholders or of the Board of Directors, if notice of such alteration or repeal be contained in the notice of such special meeting.